Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

MEDICAL 21, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01	(1)	457(o)		$	$28,750,000.00	0.0001381	$3,970.38
Fees to be Paid	Other	Underwriter's warrant to purchase Common Stock	(2)	457(o)			0.00	0.0001381	0.00
Fees to be Paid	Equity	Common Stock, par value $0.01 per share, underlying Underwriter's warrants	(3)	457(o)		$	$1,796,875.00	0.0001381	$248.15

Total Offering Amounts:							$30,546,875.00		4,218.52
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$4,218.52

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Offering Note(s)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Calculated under Section 6(b) of the Securities Act as $0.0001381 times the proposed maximum aggregate offering price.

Includes the aggregate offering price of additional shares that the underwriters have the right to purchase from the Registrant, if any.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Calculated under Section 6(b) of the Securities Act as $0.0001381 times the proposed maximum aggregate offering price.

We have agreed to issue to the representative of the underwriters warrants to purchase shares of our Common Stock representing up to 5% of our Common Stock issued in the offering. The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price per share of our Common Stock offered hereby. No additional registration fee is payable pursuant to Rule 457(g) or Rule 457(i) under the Securities Act.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Calculated under Section 6(b) of the Securities Act as $0.0001381 times the proposed maximum aggregate offering price.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The representative’s warrants are exercisable for up to the number of common shares equal to 5% of the aggregate number of shares sold in this offering at a per share exercise price equal to 125% of the public offering price of the shares. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $1,796,875, which is equal to 125% of $1,437,500 (5% of the proposed maximum aggregate offering price of $28,750,000).